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Exhibit 32.2

Certification of CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report on Form 10-Q of Affordable Residential Communities LP (the "Partnership") for the period ended September 30, 2007, as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), I, Darren Parmenter, as Chief Accounting Officer of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.
/s/ Darren Parmenter
Name:	Darren Parmenter
Title:	Senior Vice President and Chief Accounting Officer
Date:	November 19, 2007

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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  Exhibit 32.2